April 7, 2009

Board of Directors

Cordia Corporation

445 Hamilton Avenue, Suite 601

White Plains, NY 10601

Dear Sirs:

It has come to our attention that Cordia Corporation (the “Company”) has likely committed illegal acts, by collecting sales and other taxes from customers located in Pennsylvania and New Jersey and failing to file the requisite returns and remit the taxes due.

As auditors, we have a duty with respect to SEC rules and generally accepted auditing standards, when we discover any potential illegal acts. Accordingly, on March 24, 2009 in accordance with the requirements of Section 10A of the Securities Exchange Act of 1934, we notified Mr. Robert Majernik, chairman of the audit committee, of our conclusions with respect to these potential illegal acts.

We seriously hope the Company promptly takes all action necessary to remedy all potential illegal acts. However, because of the seriousness of this matter and its potential impact on the financial statements and the management of the Company, we no longer are to be associated with the Company’s financial statements prepared by management and hereby withdraw and resign from the engagement to audit the Company’s financial statements for the year ended December 31, 2008.

Sincerely,

Sincerely,

/s/ Parente Randolph, LLC

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